ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                                 CODE OF ETHICS
                            Effective January 1, 2004
                      Version 2, amended February 17, 2004

                                  INTRODUCTION

This Code of Ethics (the "Code") is based on the principle that you, as an officer or employee of Allianz Dresdner Asset Management of America L.P. ("ADAM") and its affiliated divisions or subsidiaries, including Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners, Inc., Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PA Fund Management LLC, PA Managed Accounts LLC, PA Retail Holdings LLC, PA CD Distributors LLC, and PEA Capital LLC,
(collectively, "ADAM" or "ADAM Advisers"), owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which ADAM serves as an adviser or sub-adviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. If you are covered by another code of an ADAM Adviser or Allianz Group Company, this Code shall not apply to you.

At all times, you must:

1. Place the interests of our Advisory Clients first. As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that Security. Likewise, in connection with your regular functions and duties, you would violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

2. Conduct all of your personal securities transactions in full compliance with this Code and the ADAM Insider Trading Policy. ADAM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. In addition, you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy and Procedures, which is attached to this Code as Appendix I. Questions regarding these policies and procedures should be addressed with your local compliance officer.

3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with ADAM directly or on behalf of an Advisory Client of an ADAM Adviser could call into question the independence of your business judgment. In addition, you may not use personal or account information of any client of ADAM except as permitted by ADAM's Privacy Policy (Appendix IX to this Code). Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties.




                                                           TABLE OF CONTENTS

COVERED PERSONS...................................................................................................4
COVERED SECURITIES................................................................................................4
ACCOUNTS COVERED UNDER CODE.......................................................................................5
EXEMPT SECURITIES.................................................................................................6
PRE-CLEARANCE REQUIREMENTS........................................................................................8
PROHIBITED TRANSACTIONS...........................................................................................8
PRIVATE PLACEMENTS...............................................................................................10
USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS.....................................................................11

REPORTING AND CERTIFICATION
     INITIAL REPORTING AND CERTIFICATION FOR NEW EMPLOYEES.......................................................11
        QUARTERLY TRANSACTIONAL REPORTING FOR NON-DESIGNATED BROKER ACCOUNTS ....................................12
        ANNUAL REPORTING AND CERTIFICATION ......................................................................12
       ............................................................................................................
FIDUCIARY DUTIES
     GIFTS.......................................................................................................12
     SERVICE AS A DIRECTOR.......................................................................................13
     PRIVACY POLICY..............................................................................................13

REMEDIAL ACTIONS.................................................................................................13
REPORTS TO MANAGEMENT AND TRUSTEES...............................................................................13
RECORDKEEPING REQUIREMENTS.......................................................................................14


APPENDICES
I.       INSIDER TRADING POLICY AND PROCEDURES...................................................................15
II.      GUIDANCE ON BENEFICIAL OWNERSHIP........................................................................22
III.     GUIDANCE ON SHORT TERM PROFIT RECOVERY..................................................................23
IV.      PRIVACY POLICY..........................................................................................24
V.       CTI-iTRADE INSTRUCTIONS.................................................................................25
VI.      CHARLES SCHWAB WELCOME LETTER...........................................................................31

FORMS
VII.       INITIAL ACKNOWLEDGEMENT CERTIFICATION.................................................................34
VIII.    INITIAL LISTING OF PERSONAL SECURITIES HOLDINGS.........................................................35
IX.       QUARTERLY TRANSACTION REPORT...........................................................................37
X.        ANNUAL LISTING OF SECURITIES HOLDINGS AND CERTIFICATION OF COMPLIANCE..................................38
XI.       EMPLOYEE PRE-CLEARANCE FORM (Manual)...................................................................39
XII.      EMPLOYEE PRE-CLEARANCE FORM (CTI) .....................................................................40
XIII.    PRIVATE PLACEMENT APPROVAL REQUEST FORM.................................................................41

                                                               Questions

Questions regarding this Code should be addressed to your local Compliance Officer. As of the effective date of this Code, the Compliance Officers are:
Anne-Marie Pitale (ADAM-East, Allianz Hedge Fund Partners, Allianz Private Client Services, Allianz Private Equity Partners, OCC Distributors, OpCap Advisors, Oppenheimer Capital, PA CD Distributors, PA Fund Management, PA Managed Accounts, PA Retail Holdings, and PEA Capital); Virginia Camp (ADAM-West); Mary Ellen Melendez (Cadence); Betty Holcomb (NFJ); and Beth Ann Coleman (Nicholas-Applegate). The Compliance Committee members are Frank Poli, Anne-Marie Pitale, Youse Guia, and Beth Ann Coleman.

I.       COVERED PERSONS

Based upon your activities and role within ADAM, you will be placed in one or more of the following categories. Provisions of the Code pertaining to the pre-clearance requirements and certain prohibited transactions may apply to more than one category.

A. "NON-ACCESS PERSON" means any director, officer, or employee of an ADAM Adviser that does NOT, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of Covered Securities by the Advisory Clients of an ADAM Adviser. It also includes individuals who are not deemed an "interested person" of a Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, i.e. outside Fund Trustees.

B. "ACCESS PERSON" means any director, officer, Portfolio Employee, or employee of an ADAM Adviser who, in connection with their regular duties, makes, participates in, or has access to information regarding the purchase or sale of Covered Securities by the Advisory Clients of an ADAM Adviser.

C. "PORTFOLIO EMPLOYEE" means any employee of an ADAM Adviser who, in connection with their regular functions and duties, makes, or participates in making, recommendations regarding the purchase or sale of securities on behalf of any Advisory Client, provides information or advice to a Portfolio Manager, or helps execute a portfolio manager's recommendations. Generally, Portfolio Employees includes, but is not limited to, portfolio managers, research analysts and traders.

II.      COVERED SECURITIES

The following list identifies the "Covered Securities" or "Securities" that are deemed subject to the requirements of the Code:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or any shares in proprietary funds of ADAM and other mutual funds sub-advised by the employee's operating entity (collectively "Mutual Funds" 1), in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

The definition of Securities also includes security futures2 and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940).




-----------

     1 ADAM mutual funds includes funds available through the ADAM 401(k), Auto Invest Program and Deferred Compensation Plan. For a listing of sub-advised funds, see your local compliance officer.

     2 A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

III.     ACCOUNTS COVERED UNDER THE CODE

All accounts where an employee is deemed to have beneficial ownership are subject to the provisions of this Code. For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a)(2).

Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect pecuniary interest in the Securities.

You have a pecuniary interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.


The  following  are  examples  of  a  person  having  Beneficial   Ownership  of
Securities:

a.   Securities held in the name of the officer or employee of any ADAM Adviser.

b. Securities held by members of your immediate family sharing the same household.

Immediate family includes any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

c. Your interest as a general partner in Securities held by a general or limited partnership.

d. Your interest as a manager-member in the Securities held by a limited liability company.

e. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

f.   Your ownership of a vested beneficial interest in a trust.

g. Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.


-----------------------------------------------------------------------------

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, a limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have (or share) investment control over the Securities held by the entity.

-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
The final determination of Beneficial Ownership is a question to be determined in light of the facts for each particular case. If in doubt, employees should consult with their local Compliance Officer. Additional guidance on Beneficial Ownership can be found in Appendix II.

-----------------------------------------------------------------------------

IV.     EXEMPT SECURITIES

     The following securities and transactions are exempt from the pre-clearance and certain reporting requirements under the Code ("Exempt Securities"):

A. Direct obligations of the government of the United States, including fixed income securities issued by agencies or instrumentalities of, or are unconditionally guaranteed by the government of the U.S.

B. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments3.

C.   Purchases of Covered Securities under a dividend reinvestment plan.

D. Purchases of Covered Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

E. Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

F.   Dispositions of Securities of a private issuer, i.e. private placements.

G. Commodities, futures and options traded on a commodity exchange, including currency futures.

H.   Short sales, puts, calls, straddles, or options on any Exempt Security.

I. Shares of non-proprietary registered open-end investment companies that are not advised or sub-advised by the employee's operating entity.

J. Shares of exchange-traded funds (ETF's). Examples of ETF's are SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares, etc.

K.   Exchange-traded futures and options on broadly-based indices.

L. Shares of registered closed-end funds with the exception of Funds that are managed by ADAM. Refer to the ADAM Intranet for a current listing of closed-end funds managed by ADAM or contact your local compliance office.

M. (For employees of NFJ only) Shares of any issuer not currently owned in any NFJ Advisory Clients' accounts and not currently contemplated by any NFJ portfolio manager for purchase in any such Advisory Clients' accounts, i.e. a determination would need to be made that the shares that the NFJ employee wishes to transact in does not conflict with any NFJ client account whereby the security is held in or eligible to be held in any NFJ client account.


     ------------------------
3     Defined as any instrument that has a maturity at issuance  of less  than
366 days and that is rated by one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements.

     Exempt Securities continued

M. *(For Non-Access Persons only) Purchases or sales that do not exceed 2,000 shares per day, per Large-Cap Issuer4.

N. *(For Non-Access Persons only) Purchases or sales up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer of stock other than stock issued by a Large-Cap Issuer.

O. Purchases or sales up to $100,000 per calendar month per issuer of fixed-income Securities issued by U.S. corporations.

P. Purchases or sales up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by Qualified Foreign Governments5.

Q. Other specific transactions as may be exempted by your local Compliance Officer or the Compliance Committee based upon a determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory Clients. On a case-by-case basis, a Compliance Officer or the Compliance Committee may exempt a specific transaction from any of the provisions of this Code except for the provisions set forth in the Reporting And Certification section. All requests to exempt a transaction must be in writing and forwarded to your local Compliance Officer for approval prior to your executing the transaction.

                             CAUTION

Qualified Foreign Governments, Large-Cap Issuers and broadly based indices may change from time to time. Accordingly, you may purchase a Covered Security deemed to be an EXEMPT SECURITY only to find that when you wish to sell them, you may not do so without prior approval from your local Compliance Officer.




*The pre-clearance exemption for these items does not apply for employees of an ADAM Adviser that is based in New York. Such employees must pre-clear these transactions through CTI-iTrade. Refer to the General Pre-Clearance Requirements section for further details.


---------------------------

  4   A Large-Cap  Issuer is an issuer with a total  market  capitalization  in excess of five billion dollars. Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security is a large-cap issue, contact a Compliance Officer.

  5   A Qualified  Foreign  Government is a national  government of a developed country with outstanding fixed-income securities in excess of fifty billion dollars.

V. GENERAL PRE-CLEARANCE REQUIREMENTS

A. Access Persons and Portfolio Employees

     a) All Access Persons and Portfolio Employees must pre-clear their personal securities transaction by either submitting a Pre-Clearance Request Form (Appendix XI) to a designated pre-clearance personnel or submitting such request through a designated system that is implemented at your location. Exempt Securities and Mutual Fund transactions, as defined in the Code, are not subject to pre-clearance requirements.

     b) All pre-clearance approvals are effective until the close of business on the day that pre-clearance is given (4:00 P.M EST). If the individual submitting the request wishes to execute a trade in the same Security or an equivalent Security on subsequent days, a new pre-clearance request must be submitted. GTC (good till canceled) orders will not be cleared.

B. New York or Nicholas-Applegate Employees

     a) All Non-Access, Access Persons, and Portfolio Employees who are affiliated with an ADAM Adviser that is located in New York as well as all Access Persons and Portfolio Employees who are employees of Nicholas-Applegate, must pre-clear all personal security transactions by submitting a Trade Request Form through CTI iTrade (Appendix XII). If you have any questions regarding the use of CTI, please call the ADAM-NY compliance hot-line or your local Nicholas-Applegate compliance officer. See Appendix V for instructions on how to use CTI iTrade.

     b) Investment management personnel that are employees of Nicholas-Applegate must receive written authorization for all non-exempt personal securities transactions from the Chief Investment Officer ("CIO") or a senior portfolio manager.


VI. PROHIBITED TRANSACTIONS

A. A. Access Person

     a) Same day securities may not be purchased or sold by an Access Person if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security6. Such orders by an Access Person can only be purchased or sold on the following day that the Advisor Client(s) order has been executed.

     b) Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.






-------------------------------------------------------------------------

6 An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.



B. Portfolio Employees

     a) Same day securities may not be purchased or sold by a Portfolio Employee if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security5. Such orders by a Portfolio Employee can only be purchased or sold on the following day that the Advisor Client(s) order has been executed or withdrawn.

     b) Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.

     c) If you are a Portfolio Employee (or a person that has been identified as having access to the same information, i.e. portfolio managers, research analysts, traders), you may not purchase or sell Securities during the period beginning three days before and ending three days after the day on which an Advisory Client trades in the same Security or an equivalent Security.

     NOTE; If you are a Portfolio Employee (or a person that has been identified as having access to the same information), and you pre-clear a Securities transaction prior to the commencement of an Advisory Client trading in the same Security or an equivalent Security, it may not be deemed a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an equivalent Security within three days after your trade.

     d) If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization. NOTE: additional guidance on this restriction can be found in Appendix III.

     You are considered to profit from a short-term trade if Covered Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

     e) If you are a Portfolio Employee of any ADAM Adviser, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales unless the security is an Exempt Security or the transaction is approved by your CIO and your local Compliance Officer.

     f) If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1)


C. Oppenheimer and Private Client Services Employees

     a) If you are an employee of Oppenheimer Capital or Allianz Private Client Services, you are prohibited from transactions involving puts, calls, straddles, options, and/or short sales in any Security within the Oppenheimer Capital Recommended List.

     b) If you are an employee of Oppenheimer Capital or Allianz Private Client Services, you may not purchase or sell Securities during the period ending three days after the day on which the Oppenheimer Large Cap Value Model (#50995) and the Value Fund (#63140) trades in the same Security or an equivalent Security.

D. Trading Restrictions in open-end mutual funds

     a) Excessive trading in registered open-end investment companies is strictly prohibited. No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

     b)   Trading in Mutual Funds where ADAM is the Adviser or Sub-Adviser:

     Employees may not purchase and sell, or sell and purchase the same Mutual Fund, in any 30-day period, regardless of whether those transactions occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation account, PIMCO Auto-Invest Program, etc.) or across multiple accounts in which the employee has beneficial interest.

          i. This prohibition will not apply, however, with respect to purchases made pursuant to an automatic payroll investment feature in the PIMCO Auto-Invest Program, a deferred compensation, 401(k) or retirement plan (e.g., purchases of mutual fund shares every pay period in an employee's 401(k)
               plan). In order to rely on this exception, your investment options in such plans may not be changed more than once each month.

          ii. This prohibition will not apply with respect to automatic reinvestments of dividends, income or interest received from the mutual fund.

          iii. This prohibition will not apply to purchases and sales of a mutual fund security that are made by a fund of funds in which an employee invests, as long as the employee's operating entity does not manage or sub-advise that fund of funds.

VII. PRIVATE PLACEMENTS

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement7, unless you have received prior written approval from your local CIO and your local compliance officer. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this Code (Appendix XIII).

--------------------

     7      A private  placement  is an offering of  ownership  in a new or secondary issue to a single investor or group of investors. The sale or placement is usually made through an investment banker and the securities' public resale restricted if they are not registered under the Securities Exchange Act of 1933.



If you are a Portfolio Employee and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by your local CIO or a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

VIII. USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS

To assist in the implementation of the Code and meet regulatory requirements, all New York and San Diego based employees must maintain their personal brokerage and trading accounts (which they are deemed to have Beneficial Ownership) with a "Designated Broker"* (currently Charles Schwab-see appendix VI for further details). It is preferred that all other employees of an ADAM Adviser use a designated broker, although it is not required. If you are an employee with a Designated Broker, you are required to transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. All employees are responsible for costs associated with transferring their personal brokerage/trading accounts. If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to your local compliance department. Based upon the determination by the appropriate compliance officer, certain exemptions may be granted that would allow the employee" to continue maintaining his or her personal brokerage/trading accounts with a non-designated broker.

All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and transactional confirms are sent directly to the attention of your local compliance department (if regularly prepared). The confirmations and statements must, in the aggregate, provide enough detail that would show the name of the broker, account number, date of transaction, whether it was a buy/sell, security name, amount of transaction, and the price.

Most brokers require that an ADAM Advisor provide a Rule "407" letter which acknowledges that your account is held by such broker and requests that the broker provide the relevant compliance department with duplicate client account statements and transactional confirms. Your local compliance officer will execute this letter for any of your beneficially owned accounts that have been approved by Compliance.

Employees are not required to comply with the provisions under this section if their brokerage or trading account 1) is fully managed by a third party, and 2) exclusively holds Exempt Securities and is unable to hold any Covered Securities.

*Note transactions in registered open-end investment companies are not required to be executed through a designated broker.

IX.      REPORTING AND CERTIFICATION

A. Initial Reporting and Certification for New Employees

     Within 10 days following the commencement of employment at an ADAM Adviser, all employees are required to complete and submit the Initial
     Acknowledgement Certification and the Initial Listing of Personal Securities Holdings, Mutual Fund and Brokerage Accounts forms to your local compliance department (See Appendix VII and VIII).


B. Quarterly Transactional Reporting for Non-Designated Broker Account(s)

     All employees that maintain a brokerage, Mutual Fund or trading account with a non-designated broker AND do not have duplicate copies of account statements and transactional confirms being sent directly to the attention of your local compliance department, must complete and submit a Quarterly Transaction Report for all "Covered Securities" within 10 days following the end of each calendar quarter (Appendix IX). It is at the discretion of your local compliance officer to implement the quarterly reporting requirement for all other brokerage, Mutual Fund or trading accounts that the compliance department may be receiving duplicate account information.

C. Annual Reporting and Certification

Within 10 days following the end of the calendar year, all "active" employees are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to your local compliance department (See Appendix X).

X. FIDUCIARY DUTIES

A. Gifts

     No employee of an ADAM Adviser shall receive any gift or other consideration in merchandise, service, or otherwise that is excessive in value or frequency from any person, firm, corporation, association or other entity that does business with or on behalf of the Funds or an Advisory Client.

     a. Gifts and entertainment must be reasonable in terms of frequency and value. It may be reasonable to give or receive gifts at a more frequent basis under certain limited circumstance, i.e. holiday season.

     b. Do not accept gifts, favors, entertainment or other things of value which could influence your decision-making or make you feel beholden to a person or a firm.

     c. Do not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to an ADAM Adviser.

     d. Entertainment situations may only be used to foster and promote business relationships with firms.

     e. Gifts should not be sent to an ADAM employee's home. If they are, the employee must discourage this practice in the future.

     f. You may not GIVE a gift that exceeds $100. You may not RECEIVE a gift that exceeds $200.

     g. You may not accept or offer air transportation nor may you accept hotel or other accommodations without obtaining prior written approval from your local compliance officer.

B. Service as Director

     If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the local Chief Legal Officer or your local compliance officer. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of the Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

C. Privacy Policy

     You must abide by the ADAM Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix XI. The Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a compliance officer or director of ADAM. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

XI. REMEDIAL ACTIONS

ADAM reserves the right to cancel any trade (without prior notice and at the employee's expense) or to instruct you to cancel a trade at your expense. ADAM may suspend or revoke your trading privileges at any time. Employee trading violations can result in penalties ranging from cancellation of an offending trade to termination of your employment. Any loss from an impermissible trade will be charged to the employee and any profits may be forfeited. Violations may also lead to civil or criminal proceedings and penalties. Failure to pre-clear trades or comply with any of the reporting requirements may result in sanctions including fines. All fines collected will be donated to an approved charity.

XII. REPORTS TO MANAGEMENT AND TRUSTEES

A.   Board Review of Significant Remedial Action and Annual Report

     In connection with ADAM advised funds, local compliance officers will, at least annually, inform the Funds' Board of Directors or Trustees as well as ADAM senior management, of any significant remedial action taken in response to a violation of the Code. A significant remedial action means any action that has a significant financial effect on the violator, such as a material disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

     The annual report will, at a minimum contain the following:

1. A summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;


2. A description of any issues arising under the Code of Ethics or procedures since the last report to the Funds' Board, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and;

3. Certify that ADAM, and its affiliates, have adopted procedures reasonably necessary to prevent all employees from violating the Code.

XIII. RECORDKEEPING REQUIREMENTS

  ADAM shall maintain and preserve in an easily accessible place:

     A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

     B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

     C. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code.

     D. A copy of each report submitted under this Code for a period of 5 years.

     E. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.


                                                                 APPENDIX I

                  ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                      INSIDER TRADING POLICY AND PROCEDURES


SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A. Policy Statement on Insider Trading

Allianz Dresdner Asset Management of America L.P. ("ADAM") and its division or its subsidiaries, including, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PA Fund Management LLC, PA Managed Accounts LLC, PA Retail Holdings LLC, PA CD Distributors LLC, and PEA Capital LLC,, collectively, the Company, ADAM or ADAM Advisers) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an ADAM Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1)  trading  by  an   insider,   while  aware  of   material,   non-public
          information; or

     (2)  trading  by  a  non-insider,   while  aware  of  material,  non-public
          information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.       TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

o        the Covered Person's spouse;
o        the Covered Person's minor children;
o        any other relatives living in the Covered Person's household;
o a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
o        a trust as to which the Covered Person is a trustee;
o        a revocable trust as to which the Covered Person is a settlor;
o a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
o a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.       WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

o        dividend or earnings expectations;
o        write-downs or write-offs of assets;
o        additions to reserves for bad debts or contingent liabilities;
o        expansion or curtailment of company or major division operations;
o        proposals or agreements involving a joint venture, merger, acquisition;
o        divestiture, or leveraged buy-out;
o        new products or services;
o        exploratory, discovery or research developments;
o        criminal indictments, civil litigation or government investigations;
o disputes with major suppliers or customers or significant changes in the relationships with such parties;
o        labor disputes including strikes or lockouts;
o        substantial changes in accounting methods;
o        major litigation developments;
o        major personnel changes;
o        debt service or liquidity problems;
o        bankruptcy or insolvency;
o        extraordinary management developments;
o        public offerings or private sales of debt or equity securities;
o        calls, redemptions or purchases of a company's own stock;
o        issuer tender offers; or
o        recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. It is possible that one or more directors, officers, or employees of ADAM may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at ADAM may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an ADAM Adviser, discloses material, non-public information to ADAM Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", ADAM has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an ADAM Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an ADAM Adviser ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at an ADAM Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.


4.       IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of ADAM;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an ADAM Adviser; and

     iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the Compliance  Officer or Chief Legal Officer has reviewed the issue, you
will  be  instructed   to  continue  the   prohibitions   against   trading  and
communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.       Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an ADAM Adviser in avoiding insider trading, and to aid an ADAM Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an ADAM Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

     1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

     2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

     3. No employee, officer or director of ADAM shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by ADAM.

     4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in ADAM's Code of Ethics.

     5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

     6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of ADAM should not discuss any potentially material non-public information concerning ADAM or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B.       Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information. Accordingly, you should not discuss material non-public information about ADAM or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.       Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

                                                            APPENDIX II
                               GUIDANCE ON BENEFICIAL OWNERSHIP


1. Securities Held By Family Members

    (a) Example 1-A:

     X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husbands, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

    (b) Example 1-B:

     X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. Neither X nor Y is a beneficial owner of the other's securities.

    (c) Example 1-C:

     X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

    (d) Example 1-D:

     X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's securities.

2. Securities Held by a Company

    (a) Example 2-A:

     O is a holding company with 5 shareholders. X owns 30% of the shares of the company. Although O does no business on its own, it has several wholly-owned subsidiaries which manufacture oil- related products. X has beneficial interest in the securities owned by O.

3. Securities Held in Trust

    (a) Example 3-A:

     X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

     (b) Example 3-B:

     X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.

                                                              APPENDIX III

                         GUIDANCE ON SHORT TERM PROFIT RECOVERY
                                Portfolio Employees Only

Section VII.d. of the Code provides for the disgorgement of any profit realized by Portfolio Employee (e.g. portfolio managers, research analysts, traders) on transactions in the same or equivalent security within 30 days. This applies to the purchase and sale (or sale and purchase) of a security within a 30-day period in any beneficially owned account.

The following are various questions and answers to help you understand this provision. If you have any further questions regarding this provision, you should contact your local compliance officer.

Q. How is the 30-day period measured?

     A. A purchase or sale is ordinarily deemed to occur on trade date. If the purchase is considered to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

Q. How are profits measured when there is a series of purchases and sales within the 30 calendar day period?

     A. A series of purchases and sales will be measured on a first-in, first-out basis until all purchases and sale transactions within a 30-day period are matched. The sum of the profits realized on these paired purchases and sales will be subject to disgorgement. No reduction will be made for losses.

Q. In calculating the amount of profit that can be recovered, does it matter in what order the transactions occur?

     A. No, even if the sale precedes the purchase, these transactions will be matched if they occur with a 30-day period.

Q. Is the short sale of a security considered a sale?

     A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance, and the 30-day profit recovery rule). It is important to keep in mind that when the profits are computed under the 30-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

Derivative Transactions

For the purposes of reporting, pre-clearance and the 30-day profit recovery rule, a transaction in any put or call option (except an option on an Exempt Security or index) or any future on a security (except a future on an Exempt
Security or index), will be treated as a derivative transaction. For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions". A "call equivalent position" is treated as a purchase of the underlying security. Conversely, a "put equivalent position" is treated as a sale of the underlying security. Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

                                                                 APPENDIX IV

             ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                          PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients and are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. To ensure our client's privacy, we have developed policies that are designed to protect this confidentiality, while allowing client needs to be served.

In the course of providing clients with products and services, we may obtain non-public personal information about clients which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from client transactions, from a client's brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

As a matter of policy, we do not disclose any personal or account information provided by clients or gathered by us to non-affiliated third parties, except as required or permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to a client's personal and account information, but are solely permitted to use this information to provide the specific service or as otherwise permitted by law. We may also provide a client's personal and account information to their respective brokerage or financial advisory firm, Custodian, and/or to their financial adviser or consultant.

We reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which a client has chosen to invest. In addition, we may disclose information about a client or a client's accounts to a non-affiliated third party only if we receive a client's written request or consent.

We may share client information with our affiliates in connection with servicing a client's account or to provide a client with information about products and services that we believe may be of interest to them. The information we share may include, for example, a client's participation in our mutual funds or other investment programs, a client's ownership of certain types of accounts (such as IRAs), or other data about a client's accounts. Our affiliates, in turn, are not permitted to share client information with non-affiliated entities, except as required or permitted by law.

We take seriously our obligation to safeguard client non-public personal information. In addition to this policy, we have also implemented procedures that are designed to restrict access to a client's non-public personal information only to internal personnel who need to know that information in order to provide products or services to such clients. In addition, we have physical, electronic, and procedural safeguards in place to guard a client's non-public personal information.







-------------------------------------------------------------------------------

This privacy policy is applicable to the following entities: ADAM of America L.P, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PA Fund Management LLC, PA Managed Accounts LLC, PA Retail Holdings LLC, and PEA Capital LLC.

                                                               APPENDIX V

                           INSTRUCTIONS FOR USING iTRADE

Welcome to iTrade, the automated software system that enables eligible employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading through the employee's personal brokerage account. Pre-clearance for all eligible employees is based upon requirements contained within the ADAM Code of Ethics (the "Code"). It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

The Code is based upon the principle that officers and employees of ADAM and its affiliated divisions and subsidiaries owe a fiduciary duty to both the shareholders of the registered investment companies and all other clients where ADAM serves as an advisor or sub-advisor ("Advisory Clients"). Accordingly, all employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interest of our Advisory Clients.

In order to assist the ADAM-NY  and  Nicholas-Applegate  Compliance  Departments
with administering the Code, all employees that are located in a New York operating entity as well as within Nicholas-Applegate are required to pre-clear every personal transaction through the iTrade system. Transactions that are excluded from having to be entered into iTrade are those transactions that are for Exempt Securities, i.e. direct obligations of the U.S. Government, certificates of deposit, shares of registered open-ended investment companies, ETF's, exchange traded futures and options on broadly-based indices. For a complete listing of Exempt Securities, please refer to the Code.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A.       Logging into  iTrade (New York based employees only)

To begin using iTrade, you must first launch your Internet Explorer Web browser. Once the Internet Explorer Web browser has been launched, click on the Compliance section of the ADAM Intranet. In the compliance section click on the New York Employee Personal Trading link, shown below.

 CTI-iTrade Pre-Clearance Form

At the Login Screen, type your Employee Code (the name by which you are known to iTrade) and your Password. Your iTrade Employee Code is the first letter of your first name followed by the first 7 letters of your last name. PLEASE CALL THE HELPDESK AT EXT. 3444 FOR YOUR PASSWORD. Employees should change their password after initially logging in. Password resets can also be handled by the helpdesk. For visual security, asterisks appear in place of your password characters.

CTI iTrade Log-in Screen

[GRAPHIC OMITTED]


B.  To Change your iTrade Password

Click on the Change Password hyperlink on the left frame of the browser screen.

         Step 1:  Enter the following information in the fields provided:
                  Current Password;
                  New Password;
                  Verify New Password (to assure that you didn't enter it incorrectly).

         Step 2: Click on the [Change] button. You will either be informed that your password has been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login] button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. iTrade is only available from 8:00am to 8:00pm EST. Please try again during these hours.


C.       Initial Brokerage Account Certification

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within iTrade. The list of account(s) represents all accounts that each employee has previously reported to Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e. Accounts held in the name of the employee, and immediate family sharing the same household including spouse, child, stepchild, grandchild, parent, etc. All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within iTrade. You must submit the electronic certification within 10 days from the date of your first transaction is entered into iTrade.

To certify the list of accounts, choose one of the following options:

     1. If the information is complete and accurate, click the [Certify Now] button.

     2. If the information is incorrect and/or needs to be revised click the [Certify Later] button and report any errors or additional brokerage accounts to the Compliance Department.

D.   Submitting a Trade Request

Once you have completed the Brokerage Account Certification, iTrade will bring you to the "Request screen". In order to submit a request for pre-clearance, all required fields must be completed. The required fields are as follows:

1.       Selecting the Security

     To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

         This can be done several ways:

     (a)  If you know the ticker of the security:

               Step 1: Type in the ticker and then Click on the [Lookup]  button to the right hand side of the field. The system will give you the choices that are close to, or match what you typed in.

               Step 2:  Select the ticker of the  security  you wish to trade by clicking on the hyperlink.

               Step 3: CTI iTrade will fill in the Security Name, Security CUSIP and Security Type automatically on the Trade Request.

     (b) If you don't know the full ticker of the security you would like to trade:

               Step 1: Type in the first few letters  followed  by an  asterisk*
                    and then Click the [Lookup] button

               For Example: If you want to buy shares of Intel and all you remember are the first few Letters, type in int* then hit [Lookup]

               Step 2: If any  tickers  are found  they are  displayed  on a new screen. Select the hyperlink of the one you want.

               Step 3: CTI iTrade will  automatically fill in the Security Name,
                    Security CUSIP and Security Type on the Trade Request.

     (c)  If you only know the name of the security you would like to trade:

               Step 1: Go to the Security  Name field,  type in an asterisk *, a few letters of the name and another asterisk * (For Example: for American Brands type in *amer*)

               Step 2: Any  securities  whose  name have  `amer' in them will be displayed. Select the hyperlink of the one you want.

               Step 3:  CTI  iTrade  will  automatically  fill  in  the  Ticker,
                    Security Name, Security CUSIP and Security Type on the Trade Request.



(d) If the security you would like to trade is not located in the [Lookup] Screen you will need to contact the Compliance Hot-Line at (212) 762-3186. The Compliance Department will add the security to iTrade, so that it can determine if the trade request is permissible. CTI iTrade Screen for locating a ticker.

                        [GRAPHIC OMITTED]


2.       Completing the Request on iTrade

               In order to complete the Request Screen, the following fields must be completed:

          (a)     Brokerage Account -     Click on the dropdown arrow to the
                                          right of the field and select the
                                          account to be used for the trade.

           (b)    Transaction Type -      Click on the dropdown arrow to the
                                          right of the field and  select the
                                          type of transaction you wish to make:
                                          Buy, Sell,  Cover Short, or Sell
                                          Short.  (NOTE:  if you are a
                                          Portfolio Employee of any ADAM
                                          Advisor,  you are  not permitted  to
                                          affect Short  sales, puts,  calls,
                                          straddles,  or options.  Please refer
                                          to Code for additional
                                          information on the  restrictions
                                          that apply to this group of
                                          employees).

            (c)   Price -                 Fill in the anticipated price at
                                          which you expect to execute the
                                          trade.

3.   Submitting the Request on iTrade

     Once all the required fields on the iTrade Request Screen have been completed:

            Step 1: Click the [Submit Request] button to send the request through iTrade.

            Step 2: A grid displaying the transactional information will appear. Review the information and Click on the
                      [Confirm] button if all appears correct.



            Step 3:    A screen will appear confirming whether or not the trade
                      request has been pre-cleared/approved for trading through the employee's personal brokerage account. If the transaction has been denied, a message box will appear that offers a general explanation. If you have any questions about a denial, please contact the Compliance Hot-Line at (212) 762-3186.

                      If the transaction has been approved, print out the confirmation as a record of the trade. You may now proceed and execute the Transactions in your personal brokerage account.

                      To continue with another transaction request, click on [Return To Request]. Otherwise, you can log-out of iTrade.

4. Exiting Without Submitting the Trade Request

If a decision is made to not submit the trade request before clicking the [Confirm] button, simply ------ exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click the X button in the upper right corner of the screen).


5. Starting Over

To clear everything on the screen and start over, Click the [Cancel] button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.

6. View Code of Ethics

To view the ADAM Code of Ethics in iTrade, Click on the View Ethics Code hyperlink on the left frame of your browser screen. If you have any questions please call the Compliance Hot-Line at (212)762-3186 or your local Nicholas-Applegate compliance officer.

                                                             APPENDIX VI


Allianz Dresdner Asset Management of America L.P.
Designated Brokerage Program--Offered by Charles Schwab
------------------------------------------------------------------------------
SCHWAB AS A DESIGNATED BROKER

Allianz Dresdner Asset Management of America L.P., and its affiliated divisions or subsidiaries ("ADAM")1 have chosen Schwab as a designated broker based on the level of services that Schwab offers at competitive prices and a high level of service to its clients.

o Charles Schwab started the business over 25 years ago with the goal of offering an alternative to traditional full-commission brokerage. His vision was to become one of the most useful and ethical financial service firms in the world.

o Unlike traditional firms, Schwab professionals are not commission based. So, whether a Schwab Investment Consultant is helping you develop a financial plan, choose investments, or invest for retirement, you can be assured that he or she is working in your best interest.

o This no pressure, no-conflict-of-interest approach sets Charles Schwab & Co., Inc. apart from the industry. And it has resulted in more than 7 million Schwab investors worldwide.

As a Schwab customer, you'll enjoy:

o Access to Schwab's extensive local branch network with over 370 branches nationwide

o A full range of self-directed retirement plans, including Traditional, Roth, SEP, SIMPLE, Rollover IRAs and Qualified Retirement Plan (QRP)

o    Personalized assistance from Schwab Investment Consultants

o A broad array of investment choices, including stocks, options and mutual funds

o Schwab's Mutual Fund OneSource Service which includes over 1,000 no-load Mutual Funds, including certain PIMCO products and funds from other prominent fund families, all available without transaction fees**

o Convenient services such as online bill payment, electronic money transfers and automated trading

------------------------------------------------------------------------------
     Fixed Income Investments:
-----------------------------------------------------------------------------

o Schwab BondSource(R) offers a large range of fixed income investments including U.S. Treasuries, zero-coupon STRIPs, corporate bonds, tax-free municipal bonds, hybrid preferred securities, CDs and bond mutual funds/unit investment trusts
-----------------------------------------------------------------------------
----------------------------------------------------------------------------
o Schwab Bond Consultants(R) can help you structure a bond portfolio to meet your objectives while also helping you reduce the risks associated with fluctuations in interest rates
------------------------------------------------------------------------------
------------------------------------------------------------------------------
o    Call 1-800-626-4600 to speak to a Bond Consultant today

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

As an ADAM employee, your special benefits include:

o    Toll-free access to an assigned Schwab service team at 1-888-621-3933 and a
     customized      website     to     meet     your      financial      needs:
     www.schwabdesignatedbrokerage.com/23262

o    Preferred rates on financial planning and consultation services***

o    Preferred pricing on trades placed at Charles Schwab & Co., Inc.

o    Account Maintenance Fee waiver through December 2003

o    Reduced account minimum requirement to $2,500**** for Schwab One accounts

o Customized seminars and workshops on investing, retirement, estate planning and online investing

o Customized seminars and workshops on investing, retirement, estate planning and online investing

------------------------------------------------------------------------------

*Allianz Dresdner Asset Management of America L.P. its affiliated divisions or subsidiaries includes employees from the following operating entities: Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners, Inc., OCC Distributors LLC, Oppenheimer Capital LLC, PA Fund
Management LLC, PA Managed Accounts LLC, PA Retail Holdings LLC, PA CD Distributors LLC, and PEA Capital LLC.
**Schwab's short-term transaction fee will be charged on redemptions of funds (except certain SchwabFunds) bought through Schwab's Mutual Fund OneSource(R) service (and certain other funds) with no transaction fee and held for 180 days or less. If you pay a transaction fee to purchase a fund, you will also pay a transaction fee when you sell it as well. Schwab reserves the right to change the funds we make available without transaction fees and to reinstate fees on any funds. Schwab receives remuneration from participating fund companies. Fund shares may be purchased from the fund company directly with no transaction fee. ***You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account. The Personal Financial Plan service, however, is a separate investment advisory service regulated under the Investment Advisers act of 1940.
****The standard minimum opening is $10,000 for Schwab One accounts. If you are opening a Schwab One account between $2,500-$4,999, please either call 1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.




Preferred Pricing for Allianz Dresdner Asset Management of America L.P

Schwab and ADAM-U.S.  have negotiated  special pricing for  transactions on U.S.
equity trades on behalf of all employees of the designated affiliates of ADAM-U.S. This table provides the basic pricing schedule for such transactions.

------------------------------------------ ------------------------------ -----------------------------------
                                                     QUANTITY                            RATE
------------------------------------------ ------------------------------ -----------------------------------
------------------------------------------ ------------------------------ -----------------------------------

Broker Assisted Equity Trades:                  Up to 9,999 shares;               $0.045 per share;
                                           -----------------------------           $0.03 per share
                                              10,000 shares and over
------------------------------------------ ------------------------------ -----------------------------------
------------------------------------------ ------------------------------ -----------------------------------
Broker Assisted Equity Trades For Stocks          All quantities                $39 + 4% of principal
under $1.00 Per Share:
------------------------------------------ ------------------------------ -----------------------------------
------------------------------------------ ------------------------------ -----------------------------------
Equity Trades Placed via Electronic**           Up to 1,000 shares;                    $19.95;
Channels                                         Over 1,000 shares                $0.0225 per share
------------------------------------------ ------------------------------ -----------------------------------
------------------------------------------ ------------------------------ -----------------------------------
Equity Trades Placed via Electronic**           Up to 1,000 shares                      $19.95
Channels For Stocks                              Over 1,000 shares          2% of principal with a $19.95
Under $1.00 Per Share:                                                            overriding minimum
------------------------------------------ ------------------------------ -----------------------------------

Minimum Charge: Overriding minimum commission of $39 for broker assisted trades.

Preferred rates on financial planning and consultation services
Personal Financial Plan1

An in-depth analysis of your financial goals including goal planning, risk management, estate planning, and tax consideration. A professional Investment Consultant thoroughly evaluates your complete financial situation, assesses your goals, and uses the data to develop an actionable financial plan designed to meet your unique needs. Receive a preferred rate of 20% off of Schwab's standard rate*

Schwab Portfolio Consultation(TM)2

A customized analysis of your entire investment portfolio. A professional Investment Consultant provides financial guidance based on your personal risk tolerance, investment objectives and time horizon. Receive a preferred rate of 20% off of Schwab's standard rate.

Choose Schwab--Call 1-888-621-3933 between 8:30 a.m. and 5:00 p.m. Eastern Time.

Schwab has established a client support line for ADAM-U.S. employees to help you get started. Simply call the toll-free number above to receive assistance with the following:

o    Scheduling an initial appointment with a Schwab Investment Consultant

o    Opening a Schwab account

o Locating and receiving directions to a local Schwab Investment Center near you

o Finding out about Schwab events in your local area such as workshops, seminars and presentations on a wide variety of investment planning topics

It's easy to open a Schwab account.

The easiest way to open a Schwab account is to call the client support line for ADAM-U.S. employees at the toll-free number above. You'll also find the applications and forms you need in your information package. If you need additional applications or forms, you can call your team or simply:

o Download and print forms--including transfer of account forms--online at www.schwabdesignatedbrokerage.com/23262 OR

o    Stop by any local Schwab Investment Center near you

Special Note: If you are opening a Schwab One account between $2,500 - $4,999 please call 1-888-621-3933 or mail your application to Charles Schwab & Co., Inc. P.O. Box 2976, Phoenix, AZ 85062-2976.

**Trades placed via schwab.com, Schwab Wireless and Schwab Software.

Pricing Details for Allianz Dresdner Asset Management of America L.P

o    Eligible customers will automatically receive special pricing.

o    Accounts   managed  by  an   enrolled   Investment   Manager   with  Schwab
     Institutional(R) do not qualify for this offer.

o Certain affiliates of Charles Schwab & Co. are not currently included in this pricing offer.

o Only equity trades placed through schwab.com, Schwab Wireless and Schwab Software will receive discounted pricing. No option trades, penny stock trades or equity trades resulting from option exercises or assignments will be discounted.

1 The Personal Financial Plan service is a separate investment advisory service regulated under the Investment Advisors Act of 1940.

2 You must open a brokerage account to receive these services. Your account will be a brokerage account and not an investment advisory account regulated under the Investment Advisers act of 1940

The closest branches to Allianz Dresdner, Asset Management of America L.P. office locations are listed below. Please be sure to identify yourself as part of the Allianz Dresdner Asset Management of America L.P. or one of its legal entities' Designated Brokerage program.




NEW YORK, NY                         NEW YORK, NY                     NEW YORK, NY            NEW YORK, NY
1211 Avenue of the Americas          60 E. 42nd Street                2 Penn Plaza            300 Park Avenue
                                     Near 5th Avenue                                          at 50th Street

NEW YORK, NY                         NEW YORK, NY                     NEW YORK, NY            NEW YORK, NY
330 Madison Ave.                     Lincoln Center                   1360 Third Street       46 Wall Street
(by appt. only)                      1886 Broadway                    at 77th Street

STAMFORD, CT                         GREENWICH, CT
300 Atlantic St.                     289 Greenwich Ave.
                                     Suite 400

Or, to find a Schwab Investment Center near you call 1-888-621-3933


                                                                APPENDIX VII

                  ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                      INITIAL ACKNOWLEDGEMENT CERTIFICATION

                                 CODE OF ETHICS
                                       and
                      INSIDER TRADING POLICY AND PROCEDURES



I hereby certify that I have read and understand the attached Allianz Dresdner Asset Management of America's Code of Ethics and Insider Trading Policy and Procedures (the "Code"). Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal. I hereby agree to abide by all of the Code's requirements as it relates to my employment with Alliance Dresdner Asset Management of America.





Date:    __________________________ ______________________________
                                    Signature



                                     ------------------------------
                                     Print Name

                                                             APPENDIX VIII

                  ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                               INITIAL LISTING OF
                          PERSONAL SECURITIES HOLDINGS,
                       MUTUAL FUND AND BROKERAGE ACCOUNTS

I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or Mutual Fund accounts and Covered Securities held therein. I understand that I must provide this information to my local compliance department no later than ten (10) calendar days after my start date. Failure to comply within this time period will be considered a violation of the ADAM Code of Ethics.


I. Brokerage and Mutual Fund Accounts Maintained: I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):


                                                                                             Relationship
     Name on Account                  Name of Brokerage Firm        Account Number(s)         to Account Holder
---------------------------------------- ------------------------------- ------------------------------ ---------------------------

---------------------------------------- ------------------------------- ------------------------------ ---------------------------
---------------------------------------- ------------------------------- ------------------------------ ---------------------------

---------------------------------------- ------------------------------- ------------------------------ ---------------------------
---------------------------------------- ------------------------------- ------------------------------ ---------------------------

---------------------------------------- ------------------------------- ------------------------------ ---------------------------
---------------------------------------- ------------------------------- ------------------------------ ---------------------------

---------------------------------------- ------------------------------- ------------------------------ ---------------------------
Use additional sheets if necessary.


II.  Securities  Owned: List each Covered Security held in the account(s) listed
     above  or  attach  the  most  recent   brokerage  or  Mutual  Fund  account
     statement(s) containing ALL information required below:




                                             Security Type                                Market Value or
    Security Name                            (CS, Bond, MF, etc.)     # of Shares         Principal Amount         Date Acquired
---------------------------------------- --------------------------- ------------------- ------------------------- ---------------

---------------------------------------- --------------------------- ------------------- ------------------------- ----------------
---------------------------------------- --------------------------- ------------------- ------------------------- ----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ---------------
---------------------------------------- --------------------------- ------------------- ------------------------- ----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ----------------
---------------------------------------- --------------------------- ------------------- ------------------------- -----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ----------------
---------------------------------------- --------------------------- ------------------- ------------------------- ----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ---------------
---------------------------------------- --------------------------- ------------------- ------------------------- ----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ---------------
---------------------------------------- --------------------------- ------------------- ------------------------- ----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ----------------
---------------------------------------- --------------------------- ------------------- ------------------------- ----------------

---------------------------------------- --------------------------- ------------------- ------------------------- ----------------
Use additional sheets if necessary.


Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain these account outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending transfer of these accounts to a Designated Broker, I will not effect any brokerage transactions in these accounts and I will arrange for my local compliance department to receive a duplicate copy of monthly statements for each such account.


III. Request to Maintain Outside Brokerage Accounts: I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following: Please check the appropriate box(es).


     The account is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions.

          List account(s):  ___________________________________________________

          Name of Investment Manager and/or family relationship:

          ---------------------------------------------------------------------

     A participant in the account is employed by another asset management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to my local compliance department.

          List account(s):  ___________________________________________________


      Other (explain) _________________________________________________________

                List account(s):  _____________________________________________


     By signing this form, I acknowledge that I have received and understand the ADAM Code of Ethics and Insider Trading Policy and Procedures. I agree to abide by the provisions of the Code and to promptly notify my local compliance department of any changes to the above information.


    ----------------------------------------               ----/-----/-----
    (Sign Name)                                            (Date)

    ----------------------------------------
    (Print Name)


    -----------------------------------------
    (Employee Position/Title)
    [GRAPHIC OMITTED]
    LOCAL COMPLIANCE GROUP:

      Approved                                  Not Approved


    -----------------------------------
     Signature

                                                         APPENDIX IX

                  ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                           QUARTERLY TRANSACTON REPORT

As an ADAM employee, you are required to report your personal security transactional information to your local compliance department no later than 10 calendar days after the end of each calendar quarter unless the personal security transaction(s), executed in your brokerage or Mutual Fund account(s), meets one of the following criteria:

     1) Your account is maintained with a designated broker whereby your local compliance department is aware of and has access to your personal security transactions via confirms and personal account statements;

     2) Your account is maintained with a non-designated broker that has been approved by your local compliance department whereby the compliance department is receiving duplicate copies of your transactional confirms and personal account statements; or

     3) Your quarterly security transactions involved securities that are exempt8 from the reporting provisions pursuant to the ADAM Code even though such security transactions were executed in an account maintained with an approved non-designated broker that is unable to provide duplicate confirms or personal account statements.

Complete the section of this Form if you have effected a Covered Security transaction in your beneficially owned brokerage, Mutual Fund or trading account that does not meet any of the above criteria. You must provide this information on such security transactions to your local compliance department no later than the 10th calendar day following the end of the calendar quarter.

-------------------------------------------------------------------------------




The following are my Covered Securities transactions that have not been reported to my local Compliance Department:

------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- ----------

                                        Security Name (if             Number of
                                        applicable, interest &    Share/Principal Amount                     Broker         Account
                      Buy/Sell          maturity date)                                    Unit Price         Name           Number
      Date
------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- -----------
------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- -----------

------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- ----------
------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- -----------

------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- -----------
------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- ----------

------------------ ---------------- -------------------------- ------------------------ ---------------- --------------- ----------


By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Allianz Dresdner Asset Management of America's Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.

                    -----/-----/-----          --------------------------------
                        Date                               Signature
------------------

8 You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality Short-Term Debt Instruments (including repurchase agreements), 6) U.S. Government Agency Securities, 7) Exchange Traded Mutual Funds (" ETF's"),
     8) Closed-end  investment  companies unless managed by an ADAM Adviser, and
     9) Exchange traded futures and options on broadly-based indices.



                                                                APPENDIX X

                  ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                      ANNUAL LISTING OF SECURITIES HOLDINGS
                         AND CERTIFICATION OF COMPLIANCE


I hereby acknowledge that I have read and understand the Allianz Dresdner Asset Management of America's Code of Ethics and Insider Trading Policy and Procedures (the "Code") and recognize the responsibilities and obligations incurred by my being subject to the Code. Furthermore, I certify that I have complied with the requirements of the Code for the year ended December 31, _____, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code. I further certify that I understand the amendments and new rules regarding Mutual Funds dated January 1, 2004 and will adhere to the trading restrictions in the open-end registered funds that I own and will not engage in any excessive trading in any funds that I have invested in.

For personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to my local compliance department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisors Act of 1940. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all securities beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

[GRAPHIC OMITTED]

A. Brokerage and Mutual Fund Accounts Maintained: I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):


                                                                                                      Relationship
       Name of Account                    Account Held At             Account Number                to Account Holder


---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
Use additional sheets if necessary.


B.       Securities Owned:  Check the applicable box

     My local compliance department has access to my transactions in Covered Securities that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is providing duplicate copies of transactional confirmations and account statements for my personal securities account(s) to my local compliance department as shown above.

     My local compliance department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Covered Securities that are beneficially owned by me in such account(s) that are shown above.


Date: ___/____/____                   _______________________________________
                                         Signature

                                      _____________________________________
                                         Print Name

                                                        APPENDIX XI

                        EMPLOYEE TRADE PRECLEARANCE FORM

                PLEASE USE A SEPARATE FORM FOR EACH SECURITY AND
     SEND A COPY OF THIS COMPLETED FORM TO YOUR LOCAL COMPLIANCE DEPARTMENT



------------------------------------------------------------------------------------------------------------------------------------

Name of Employee (please print)

-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------- ------------------------ --------------------------------------- ---------------------------
Operating Entity Employed by:          Name of Your Supervisor  Telephone Number                        Date
                                                                (      )

-------------------------------------- ------------------------ --------------------------------------- ---------------------------
Brokerage Account Number               Brokerage Firm           Telephone Number                        Sales Representative (if
                                                                (       )                               applicable)

-------------------------------------- ------------------------ --------------------------------------- ---------------------------
--------------------------------------------------- --------------------------------------- ---------------------------------------

         |_|  Buy          |_| Sell                             Ticker Symbol               Target Price: $
                                                                -------------


--------------------------------------------------- --------------------------------------- ---------------------------------------
--------------------------------------------------- --------------------------------------- ---------------------------------------

                                                    ---------------------------------------
-------------------------------------- --------------------------------------------------------------------------------------------
Intended Quantity                      Name of Security
--------------------------------------
-------------------------------------- ---------------------------------------------------------------------------------------------


-------------------------------------- --------------------------------------------------------------------------------------------
------------------- ------------------ ---------------------- ----------------- ----------------------- ---------------------------
    1Portfolio            1IPO?         Private Placement?        1Traded            1Short Sale?             Special Instructions
                                                                Security in
    Employee?                                                  Prior 30 days?
------------------- ------------------ ---------------------- ----------------- ----------------------- ----------------------------
------------------- ------------------ ---------------------- -----------------
|_| Yes  |_| No     |_| Yes  |_| No    |_| Yes  |_| No        |_| Yes  |_| No   |_| Yes  |_| No
                                       If yes, please use
                                       Private Placement
                                       Request Form
------------------- ------------------ ---------------------- ----------------- ----------------------- ---------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Approvals-DO NOT WRITE  IN THIS SECTION
----------------------------------------------- ------------------------------------------------------- ---------------------------
Trade Has Been                                  Date Approved:                                          Approved By
                                                                           -----/-----/------
|_| Approved      |_| Not Approved
----------------------------------------------- ------------------------------------------------------- ---------------------------


Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the ADAM Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

Preclearance procedures apply to transactions in a Covered Security (as defined in the Code) within an employees' Benefically Owned account(s) that includes but is not limited to: all accounts in the name of the employee or the employee's spouse or minor children, immediate family members of the employee, all accounts in which any such persons have a beneficial interest, and all other accounts over which any such person exercises any investment discretion. Please see the Code for the complete description of accounts that are subject to the requirements of the Code.

By signing below, the employee certifies the following: The employee agrees that the above order is in compliance with the Adam Code of Ethics and is not based on knowledge of an actual client order within the previous three calendar days in the security that is being purchased or sold, or knowledge that the security is being considered for purchase or sale in one or more specific client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the security or issuer of the security.



--------------------------------------------------------------- ------------------------------------------------------------------

Employee Signature:                                             Date

--------------------------------------------------------------- ------------------------------------------------------------------

1    All employees who are categorized as Portfolio Employees, as defined by the
     Code,  are  prohibited  from entering into the following  transactions:  1)
     purchases of IPO's, 2) Profiting from sales in a security held less than 30 days, or 3) short selling.


                                                                 APPENDIX XII


              PRE-CLEARANCE TRADE REQUEST FORM FOR CTI iTrade USERS


[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                          APPENDIX XIII


                  ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                     PRIVATE PLACEMENT APPROVAL REQUEST FORM
            (MUST ATTACH A COPY OF TH EPRIVATE PLACEMENT MEMORANDUM,
              OFFERING MEMORANDUM OR ANY OTHER RELEVANT DOCUMENTS)

Date Submitted: ___/___/___            Employee Name: _______________________

Dpt/Job Title: _________________ Entity/Employee Group: ______________________

[GRAPHIC OMITTED]



1.    Name of the Sponsor's corporation, partnership or other entity:


      -----------------------------------------------------------------------

       a) Name of private placement:  _____________________________________________

2.   The sponsor's corporation, partnership, or other entity is:   Public    Private

3.    Describe the business to be conducted by the issuer of the private placement:


      -------------------------------------------------------------------------------

4.       Nature of your participation:  Stockholder   Selling Agent   General Partner   limited partner

                                                       Other:  ________________________

5.       Have you received, or will you receive "selling compensation" in connection with the transaction?

         YES     NO   If yes, describe the nature of your compensation: ____________________________

6.       Size of offering (if a fund-provide size of fund):  ________________________________________

7.       Size of your participation as a percentage of total shares or units outstanding:  _________________

8.       Have you or do you intend to recommend, refer, or solicit others in any way in connection with this investment?
              YES          NO

         If Yes, please describe:  _________________________________________________________________

9.       Has this private placement been made available to any client account where either you, or the person
         you report to, exercise investment discretion?   YES     NO

         If no, state why:   ______________________________________________________________________

10.       Describe how you became aware of this private placement:  ___________________________________

11.      To the best of your knowledge, will this private placement result in an IPO within the next 12-18 months?   YES    NO

[GRAPHIC OMITTED]

 Approved       Disapproved    ____________________     Date: ___/___/___
                              Division Head Signature


 Approved       Disapproved    ____________________      Date: ___/___/___
                              Compliance Officer